As filed with the Securities and Exchange Commission on November 12, 2025

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HYPERION DEFI, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1178401
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23461 S. Pointe Drive, Suite 390
Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

Hyperion DeFi, Inc. Restricted Stock Unit Inducement Award

(Full titles of the plans)

Hyunsu Jung

Interim Chief Executive Officer

23461 S. Pointe Drive, Suite 390

Laguna Hills, CA 92653

(833) 393-6684

(Name, address and telephone number, including area code, of agent for service)

Copy:

Megan N. Gates

Covington & Burling LLP

1 International Place

Boston, MA 02110

(617) 603-8805

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 100,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Hyperion DeFi, Inc. (the “Company” or the “Registrant”), issuable upon the vesting of restricted stock units (“RSUs”) granted to David Knox as an inducement to employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4) on September 29, 2025.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on April 15, 2025 (File No. 001-38365), as amended by the Company’s Amendment No. 1 to Annual Report on Form 10-K, filed with the Commission on April 30, 2025;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

(c)	The description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on April 15, 2025 (File No. 001-38365).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 29, 2018).

4.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s Current Report on Form 8-K filed on June 14, 2018).

4.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on June 14, 2024).

4.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 31, 2025).

4.5	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 2, 2025).

4.6	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 21, 2025).

4.7	Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on February 7, 2022).

4.8*	Inducement Restricted Stock Unit Award Agreement between Hyperion DeFi, Inc. and David Knox.

5.1*	Opinion of Covington and Burling LLP.

23.1*	Consent of Marcum LLP

23.2*	Consent of Covington and Burling LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fees Exhibit.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on November 12, 2025.

HYPERION DEFI, INC.

By:	/s/ Hyunsu Jung
Hyunsu Jung
Interim Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Hyunsu Jung as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hyunsu Jung	Interim Chief Executive Officer	November 12, 2025
Hyunsu Jung	(Principal Executive Officer) and Director

/s/ David Knox	Chief Financial Officer	November 12, 2025
David Knox	(Principal Financial and Accounting Officer)

/s/ Michael Geltzeiler	Director	November 12, 2025
Michael Geltzeiler

/s/ Rachel Jacobson	Director	November 12, 2025
Rachel Jacobson

/s/ Ellen R. Strahlman	Director	November 12, 2025
Ellen R. Strahlman

/s/ Happy Walters	Director	November 12, 2025
Happy Walters